UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Genesis Energy, L.P.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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500 Dallas, Suite 2500

Houston, Texas 77002

November 7, 2007

To our unitholders:

You are cordially invited to attend a special meeting of the unitholders of Genesis Energy, L.P. (“Genesis”) to be held at our offices at 500 Dallas, Suite 2500, Houston, Texas, 77002 on December 18, 2007 at 10:00 a.m. local time.

The board of directors of Genesis Energy, Inc., our general partner (which we refer to as our board of directors), has called the special meeting. At this important meeting, you will be asked to consider and vote upon:

•

a proposal to amend certain provisions of our partnership agreement in the manner specifically set forth in Amendment No. 1 to the Fourth Amended and Restated Limited Partnership Agreement (annexed to the accompanying proxy statement as Annex A), and which we refer to as the “Amendment Proposal,” to allow any affiliated persons or group who hold more than 20% of our outstanding voting units to vote on all matters on which holders of our voting units have the right to vote, other than matters relating to the succession, election, removal, withdrawal, replacement or substitution of our general partner and to clarify and expand the concept of “group”;

•

a proposal to approve the terms of the Genesis Energy, Inc. 2007 Long Term Incentive Plan, which provides for awards of our units and other rights to our employees and, possibly, our directors (the “Incentive Plan Proposal”); and

•	a proposal to, if necessary, adjourn the special meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals.

We are submitting the Amendment Proposal in connection with our recent acquisition of certain energy-related businesses owned by affiliates of the Davison family of Ruston, Louisiana, for approximately $560 million. In that transaction, the Davison parties received approximately 50% of the acquisition consideration in the form of common units (or 13,459,209 common units representing approximately 47.5% of our outstanding units after giving effect to that issuance). Our current partnership agreement does not allow persons holding more than 20% of our voting units (such as the Davisons) to vote on any matters on which holders of our common units have the right to vote. As part of that transaction, we agreed to call a unitholders’ meeting to recommend that our unitholders approve an amendment to our partnership agreement that would allow the Davisons to vote those units on all matters on which holders of our voting units have a right to vote other than matters relating to the succession, election, removal, withdrawal, replacement or substitution of our general partner.

In addition, we believe that the voting limitation provision contained in our current partnership agreement could inhibit our ability to make potential acquisitions in which a seller desires to receive units as consideration. We believe the Amendment Proposal would substantially reduce that risk because it would apply equally to all persons or groups of persons who hold more than 20% of our common units, not just the Davisons. To satisfy our commitments to the Davisons and to avoid a future risk that could affect our ability to complete future transactions because of unacceptable delays or our potential inability to issue units with full voting rights, we are recommending that you approve the Amendment Proposal, which puts us on more equal footing and brings our governance structure more in line with many of the recently formed publicly traded partnerships, or MLPs, with whom we compete for acquisitions and other investment capital on a regular basis.

The compensation committee of our board of directors unanimously approved the Incentive Plan Proposal and recommended that our board of directors approve it. Our board of directors has unanimously approved the Incentive Plan Proposal (subject to our obtaining unitholder approval), the Amendment Proposal and the adjournment proposal. Our board of directors believes that those proposals are in the best interest of our unitholders and our partnership and recommends that the unitholders approve those proposals.

Your vote is very important. Even if you plan to attend the special meeting, we urge you to mark, sign and date the enclosed proxy card and return it promptly. You will retain the right to revoke it at any time before the vote or to vote your units personally if you attend the special meeting.

A quorum of a majority (excluding persons or groups (such as the Davisons) beneficially owning 20% or more of our outstanding common units ) of our outstanding units present in person or by proxy will permit us to conduct the proposed business at the special meeting. Under our partnership agreement, the Amendment Proposal requires approval by at least a majority (excluding persons or groups (such as the Davisons) beneficially owning 20% or more of our outstanding common units) of the outstanding units. Under the rules of the American Stock Exchange, the Incentive Plan Proposal requires approval of the majority of the votes cast at the special meeting. Our partnership agreement also provides that, in the absence of a quorum, the special meeting may be adjourned from time to time by the affirmative vote of a majority of our outstanding units (excluding units held by persons or groups beneficially owning 20% or more of our outstanding common units) entitled to vote at such meeting represented either in person or by proxy. Due to the terms our partnership agreement and the transaction agreements related to the Davison acquisition, the units held by the members of the Davison family and their affiliates will not be characterized as “outstanding” under our partnership agreement, and accordingly, will not be considered at the meeting for any purpose, including determination of a quorum, voting or adjournment.

I urge you to review carefully the attached proxy statement, which contains a detailed description of the proposal to be voted upon at the special meeting.

Sincerely,

GRANT E. SIMS

Chief Executive Officer

If you need assistance in voting your units, please call the firm assisting us in the solicitation of proxies for the special meeting:

Georgeson Inc.

Toll free: 800-368-9818

GENESIS ENERGY, L.P.

500 Dallas, Suite 2500

Houston, Texas 77002

NOTICE OF SPECIAL MEETING OF UNITHOLDERS

TO BE HELD ON DECEMBER 18, 2007

To our unitholders:

A special meeting of unitholders of Genesis Energy, L.P. will be held on December 18, 2007 at 10:00 a.m., local time, at our offices at 500 Dallas, Suite 2500, Houston, Texas, 77002, for the following purposes:

To consider and vote upon:

•

a proposal to amend certain provisions of our partnership agreement in the manner specifically set forth in Amendment No. 1 to the Fourth Amended and Restated Limited Partnership Agreement (annexed to the accompanying proxy statement as Annex A), and which we refer to as the “Amendment Proposal,” to allow any affiliated persons or group who hold more than 20% of our outstanding voting units to vote on all matters on which holders of our voting units have the right to vote, other than matters relating to the succession, election, removal, withdrawal, replacement or substitution of our general partner and to clarify and expand the concept of “group”;

•

a proposal to approve the terms of the Genesis Energy, Inc. 2007 Long Term Incentive Plan, which provides for awards of our units and other rights to employees and, possibly, our directors of Genesis Energy, Inc. and its affiliates (the “Incentive Plan Proposal”); and

•	a proposal to adjourn the special meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals.

We have set the close of business on November 2, 2007 as the record date for determining which unitholders are entitled to receive notice of and to vote at the special meeting and any postponements or adjournments thereof. A list of unitholders of record is on file at our principal offices, 500 Dallas, Suite 2500, Houston, Texas 77002, and will be available for inspection by any common unitholder during the meeting.

Your Vote is Very Important. If you cannot attend the special meeting, you may vote by telephone or over the Internet as instructed on the enclosed proxy card or by mailing the proxy card in the enclosed postage-prepaid envelope. Any common unitholder attending the meeting may vote in person, even though he or she already has returned a proxy card.

BY ORDER OF THE BOARD OF DIRECTORS OF

GENESIS ENERGY, INC.,

the sole general partner of

GENESIS ENERGY, L.P.

ROSS A. BENAVIDES

Chief Financial Officer, General Counsel and Secretary

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THIS PROXY STATEMENT IS DATED NOVEMBER 7, 2007. YOU SHOULD ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF THAT DATE ONLY. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

GENESIS ENERGY, L.P.

500 Dallas, Suite 2500

Houston, TX 77002

PROXY STATEMENT

ANNEX A—	AMENDMENT NO. 1 TO THE FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF GENESIS ENERGY, L.P.

ANNEX B—	FORM OF GENESIS ENERGY, INC. 2007 LONG TERM INCENTIVE PLAN

i

GENESIS ENERGY, L.P.

500 Dallas, Suite 2500

Houston, Texas 77002

PROXY STATEMENT

SPECIAL MEETING OF UNITHOLDERS

November 7, 2007

This proxy statement contains information related to the special meeting of unitholders of Genesis Energy, L.P. (“Genesis”) and any postponements or adjournments thereof. This notice and proxy statement are first being mailed to unitholders on or about November 7, 2007.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

The following is qualified in its entirety by the more detailed information contained in or incorporated by reference in this proxy statement. Unitholders are urged to read carefully this proxy statement in its entirety. FOR ADDITIONAL COPIES OF THIS PROXY STATEMENT OR PROXY CARDS OR IF YOU HAVE ANY QUESTIONS ABOUT THE SPECIAL MEETING, CONTACT GEORGESON INC. TOLL FREE AT (800) 368-9818.

Q1:	WHO IS SOLICITING MY PROXY?

A:	We are sending you this proxy statement in connection with our solicitation of proxies for use at our special meeting of unitholders. Certain officers of Genesis Energy, Inc., our general partner, and its affiliates, and Georgeson Inc. (a proxy solicitor) may also solicit proxies on our behalf by mail, phone, fax or in person.

Q2:	HOW WILL MY PROXY BE VOTED?

A:	Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote all executed proxy cards FOR the Amendment Proposal, the Incentive Plan Proposal, and the proposal to grant discretionary authority to the persons named as proxies to vote to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies. With respect to any other matter that properly comes before the special meeting, the proxy holders will vote as recommended by the board of directors, or, if no recommendation is given, in their own discretion.

Q3:	WHEN AND WHERE IS THE SPECIAL MEETING?

A:	The special meeting will be held on December 18, 2007, at 10:00 a.m. local time at our offices at 500 Dallas, Suite 2500, Houston, Texas, 77002. The special meeting may be adjourned by our general partner or its representative to another date and/or place for any purpose (including, without limitation, for the purpose of soliciting additional proxies). However, our partnership agreement also provides that, in the absence of a quorum, the special meeting may be adjourned from time to time by the affirmative vote of a majority of our outstanding units (excluding units held by persons or groups (such as the Davisons) beneficially owning 20% or more of our outstanding common units) entitled to vote at such meeting represented either in person or by proxy.

Q4:	WHAT IS THE PURPOSE OF THE SPECIAL MEETING?

A:	At the special meeting, our unitholders will act upon the following proposals:

•

To consider and vote upon a proposal to amend certain provisions of our partnership agreement in the manner specifically set forth in Amendment No. 1 to the Fourth Amended and Restated Limited Partnership Agreement (annexed to the accompanying proxy statement as Annex A), and which we refer to as the “Amendment Proposal,” to allow any affiliated persons or group who hold more than 20% of our outstanding voting units to vote on all matters on which holders of our voting units have the right to vote, other than matters relating to the succession, election, removal, withdrawal, replacement or substitution of our general partner and to clarify and expand the concept of “group”;

•

To consider and vote upon a proposal to approve the terms of the Genesis Energy, Inc. 2007 Long Term Incentive Plan, which provides for awards of our units and other rights to our employees, and, possibly, our directors of Genesis Energy, Inc. and its affiliates (the “Incentive Plan Proposal”); and

•	To consider and vote upon a proposal to adjourn the special meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals.

Q5:	WHAT IS THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF THE GENERAL PARTNER OF GENESIS’ GENERAL PARTNER?

A:	The board of directors recommends that you vote FOR the Amendment Proposal, FOR the Incentive Plan Proposal and FOR approval of the proposal to grant discretionary authority to the persons named as proxies to vote to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies. The compensation committee of our board of directors unanimously recommended the Incentive Plan Proposal to our board of directors. Our board of directors has unanimously approved both proposals, subject to obtaining unitholder approval.

Q6:	WHO IS ENTITLED TO VOTE AT THE SPECIAL MEETING?

A:	All unitholders who owned our units at the close of business on the record date, November 2, 2007, are entitled to receive notice of the special meeting and to vote the common units (excluding, units held by persons or groups (such as the Davisons) beneficially owning 20% or more of our outstanding common units) that they held on the record date at the special meeting, or any postponements or adjournments of the special meeting. Each unitholder may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the special meeting.

Q7:	HOW DO I VOTE?

A:	Mail your completed, signed and dated proxy card in the enclosed postage-paid return envelope, or vote by telephone or electronically, as soon as possible so that your units may be represented at the special meeting. You may also attend the special meeting and vote your units in person. Holders whose units are held in “street name” through brokers or other nominees who wish to vote at the special meeting will need to obtain a “legal” proxy from the institution that holds their units. Even if you plan to attend the special meeting, your plans may change, so we urge you to complete, sign and return your proxy card in advance of the special meeting.

Q8:	HOW DO I VOTE BY TELEPHONE OR ELECTRONICALLY?

A:	If you are a registered unitholder (that is, you hold your units in certificate form), you may vote by telephone or through the Internet by following the instructions included with your proxy card. If your units are held in “street name,” you will receive instructions from your broker or other nominee describing how to vote your units. Certain of these institutions may offer telephone and Internet voting. Please refer to the information forwarded by your broker or other nominee to see which options are available to you. The deadline for voting by telephone or through the Internet is 11:59 p.m. Eastern time on December 17, 2007, the night before the special meeting.

Q9:	IF MY UNITS ARE HELD IN “STREET NAME” BY MY BROKER, WILL MY BROKER OR OTHER NOMINEE VOTE MY UNITS FOR ME?

A:

If you own your units in “street name” through a broker or nominee, your broker or nominee will not be permitted to exercise voting discretion with respect to the matters to be acted upon at the special meeting.

Thus, if you do not give your broker or nominee specific instructions, your units will not be voted on the proposal, however, if your proxy is marked as an abstention, it will be counted as a unit that is present and entitled to vote for purposes of determining a quorum (see Question 11). Broker non-votes will have no effect on the proposal to grant discretionary authority to the persons named as proxies to vote to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies.

Q10:	WHAT IF I WANT TO CHANGE MY VOTE?

A:	To change your vote after you have submitted your proxy card, send in a later-dated, signed proxy card to us or attend the special meeting and vote in person. You may also revoke your proxy by sending in a notice of revocation to us at the address set forth in the notice. Please note that attendance at the special meeting will not by itself revoke a previously granted proxy. If you have instructed your broker or other nominee to vote your units, you must follow the procedure your broker or nominee provides to change those instructions.

Q11:	WHAT CONSTITUTES A QUORUM?

A:	If a majority of our outstanding common units (excluding persons or groups (such as the Davisons) beneficially owning 20% or more of our outstanding common units) on the record date are present in person or by proxy at the special meeting, that will constitute a quorum and will permit us to conduct the proposed business at the special meeting. Your units will be counted as present at the special meeting if you are present and vote in person at the meeting or have submitted a properly executed proxy card. Due to the terms our partnership agreement and the transaction agreements related to the Davison acquisition, the units held by the members of the Davison family and their affiliates will not be characterized as “outstanding” under our partnership agreement, and accordingly, will not be considered at the meeting for any purpose, including determination of a quorum, voting or adjournment.

Proxies received but marked as abstentions will not be voted but will be counted as units that are present and entitled to vote for purposes of determining the presence of a quorum. If an executed proxy is returned by a broker or other nominee holding units in “street name” indicating that the broker does not have discretionary authority as to certain units to vote on the proposal (a “broker non-vote”), such units will be considered present at the meeting for purposes of determining the presence of a quorum but will not be considered entitled to vote. An abstention, broker non-vote, or the failure to vote at all will have the effect of a negative vote for the purposes of votes required under our partnership agreement, but not for the purpose of the vote required under the rules of the American Stock Exchange. See Question 12.

Q12:	WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?

A:	Under our partnership agreement, the Amendment Proposal requires approval by at least a majority of the outstanding units (excluding units held by persons or groups (such as the Davisons) beneficially owning 20% or more of our outstanding common units). The adjournment proposal requires the affirmative vote of the holders of a majority of units represented in person or by proxy at the meeting and entitled to vote on the proposal. Under the rules of the American Stock Exchange, the Incentive Plan Proposal requires the approval of the majority of votes cast at the special meeting. Therefore, abstention, or the failure to vote at all, on the Incentive Plan Proposal will have no effect on the outcome of the Incentive Plan Proposal, provided that we have obtained a quorum.

Due to the terms our partnership agreement and the transaction agreements related to the Davison acquisition, the units held by the members of the Davison family and their affiliates will not be characterized as “outstanding” under our partnership agreement, and accordingly, will not be considered at the meeting for any purpose, including determination of a quorum, voting or adjournment.

Q13:	WHO CAN I CONTACT FOR FURTHER INFORMATION?

A:	If you have questions about the proposal, please call our general counsel, Ross A. Benavides at (713) 860-2528 or Georgeson Inc. toll free at (800) 368-9818.

GENESIS ENERGY, L.P.

Who We Are

We are a growth-oriented limited partnership focused on the midstream segment of the oil and gas industry in the Gulf Coast region of the United States, primarily Texas, Louisiana, Arkansas, Mississippi, Alabama and Florida. We have a diverse portfolio of customers, operations and assets, including refinery-related plants, pipelines, storage tanks and terminals, and trucks and truck terminals. We provide services to refinery owners; oil, natural gas and CO2 producers; industrial and commercial enterprises that use CO2 and other industrial gases; and individuals and companies that use our dry-goods trucking services. Substantially all of our revenues are derived from providing services to integrated oil companies, large independent oil and gas or refinery companies, and large industrial and commercial enterprises. We manage our businesses through four divisions: refinery services, pipeline transportation, supply and logistics, and industrial gases.

Recent Events

Adopted Growth-Oriented Strategy and Hired an Experienced Midstream Senior Management Team

Our board of directors has adopted a growth-oriented strategy for us and on August 8, 2006, we hired three senior executive officers: Grant E. Sims, former CEO of Leviathan Gas Pipeline Partners, L.P., was appointed as the new Chief Executive Officer and a member of the Board of Directors; Joseph A. Blount, Jr., former President and Chief Operating Officer of Unocal Midstream & Trade, was appointed as President and Chief Operating Officer; and Brad N. Graves, former Vice President of Enterprise Products Partners, L.P., was appointed as Executive Vice President of Business Development. This management team is responsible for designing and implementing our growth-oriented strategy that will include acquisitions from third parties (such as the recent acquisitions from the Davisons), development projects and, ultimately, acquisitions from (or lease or financing arrangements with) subsidiaries of Denbury Resources Inc. (“Denbury”), the beneficial owner of our general partner.

Increased Credit Facility to $500 Million

On November 15, 2006, we replaced our $50 million working capital credit facility with a $500 million working capital and acquisition facility. As of September 30, 2007, we had $45.7 million of remaining availability under our borrowing base under that facility.

Acquired Terminal and Dock Facilities

Effective July 1, 2007, we paid $8.1 million for BP Pipelines (North America) Inc.’s Port Hudson oil truck terminal, marine terminal, and marine dock on the Mississippi River, which includes 215,000 barrels of tankage, a pipeline and other related assets in East Baton Rouge Parish, Louisiana.

Acquired Refinery Services Division and Other Businesses

We acquired for approximately $618 million (net of cash acquired at closing and subject to final purchase price adjustments) the assets of five energy-related businesses focused on the transportation, storage, marketing and procurement of petroleum products and refinery services from several entities owned and controlled by the Davison family of Ruston, Louisiana. Our acquisition agreement with the Davisons provided that we would deliver to them $560 million of consideration, half in common units, 13,459,209 common units (at an agreed value of $20.8036 per unit) and half in cash, subject to specified purchase price adjustments. The cash consideration was funded through our credit facility.

Florida Oil Pipeline System Expansion

We committed to construct an extension from our existing Florida crude oil pipeline system to producers operating in southern Alabama, which will consist of approximately 33 miles of 8” pipeline and gathering connections to approximately 30 wells and oil storage capacity of 20,000 barrels in the field. We expect to place those facilities in service in the first quarter of 2008.

Our Objective and Business Strategy

Our primary business objectives are to generate stable cash flows to allow us to make quarterly cash distributions to our unitholders and to increase those distributions over time. We plan to achieve those objectives by executing the following strategies:

•	Expanding our asset base through strategic and accretive acquisitions and construction and development projects with third parties and Denbury;

•	Optimizing our CO2 and other industrial gases expertise and infrastructure;

•	Leveraging our oil handling capabilities with Denbury’s tertiary recovery projects;

•	Attracting new refinery customers and expanding the services we provide to our refinery customers;

•	Increasing the utilization rates and enhancing the profitability of our existing assets;

•	Increasing stable cash flows generated through fee-based services, longer-term contractual arrangements and managing commodity price risks;

•	Maintaining a balanced and diversified portfolio of midstream energy and industrial gases assets, operations and customers;

•	Creating strategic arrangements and sharing capital costs and risks through joint ventures and strategic alliances; and

•	Maintaining, on average, a conservative capital structure that will allow us to execute our growth strategy while, over the longer term, enhancing our credit ratings.

Our Structure and Ownership

We were formed as a Delaware limited partnership in December 1996. Genesis Energy, Inc. serves as our sole general partner and has sole responsibility for conducting our business and managing our operations. Our general partner, which is 100% owned by Denbury Gathering & Marketing, Inc., an indirect, wholly-owned subsidiary of Denbury owns 100% of our general partnership interest, 100% of our incentive distribution rights and 7.4% of our limited partner interests in the form of common units. Our general partner and its affiliates perform all of our management, administrative and operating functions, and we reimburse them for all related direct and indirect expenses.

Neither our general partner nor the board of directors of our general partner is elected by our unitholders. Denbury Gathering & Marketing, Inc. elects all of the directors of our general partner, including the members of our Audit Committee.

The following chart depicts our organization and ownership as of September 30, 2007.

INTERESTS OF CERTAIN PERSONS

James E. Davison and James E. Davison, Jr. were recently designated directors on the board of directors of our general partner pursuant to the terms of the acquisition agreements with the Davisons. James E. Davison owns 100% of Davison Terminal Service, Inc. and Sunshine Oil and Storage, Inc. and is the father of each of James E. Davison, Jr., Steven K. Davison and Todd A. Davison. James E. Davison, Jr., Steven K. Davison and Todd A. Davison are brothers and each owns 33  1/3% of each of Davison Petroleum Products, L.L.C., Davison Transport, Inc. and Transport Company.

Davison Terminal Service, Inc., Sunshine Oil and Storage, Inc., Davison Petroleum Products, L.L.C., Davison Transport, Inc. and Transport Company, which we refer to collectively as the Davison Unitholders, own approximately 47.5% of our outstanding Common Units.

If the Amendment Proposal is approved, the Davison Unitholders will no longer be prohibited from voting on all matters on which holders of our common units have a right to vote, other than matters relating to the succession, election, removal, withdrawal, replacement or substitution of our general partner.

Directors of our general partner and employees of our general partner and its affiliates will be eligible to receive awards under the Genesis Energy, Inc. 2007 Long-Term Incentive Plan if the Incentive Plan Proposal is approved.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Genesis Energy, Inc., our general partner, owns 2,094,323 of our units, which is equivalent to a 7.4% interest in the outstanding limited partner interests in our partnership. The following table sets forth certain information regarding the beneficial ownership of our units and all directors and named executive officers of our general partner as of September 30, 2007. The general partner knows of no other person not disclosed herein who beneficially owns more than 5% of our common units.

5% Beneficial Owners

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class
Davison Petroleum Products, L.L.C. 2000 Farmerville Hwy. Ruston, LA 71270	Common Units	9,262,868	(1)	32.7%

Davison Transport, Inc. 2000 Farmerville Hwy. Ruston, LA 71270	Common Units	2,368,580	(1)	8.4%

Genesis Energy, Inc.(2) 500 Dallas St., Suite 2500 Houston, TX 77002	Common Units	2,094,323	(3)	7.4%

Swank Capital, L.L.C., Swank Energy Income Advisors, L.P. and Mr. Jerry V. Swank 3300 Oak Lawn Ave., Suite 650 Dallas, Texas 75219	Common Units	1,710,754	(4)	6.0%

James E. Davison 2000 Farmerville Hwy. Ruston, LA 71270	Common Units	1,434,416	(1)	5.1%

Ownership of Directors and Executive Officers (3)

Name and Address of Beneficial Owner(5)	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class
James E. Davison	Common Units	1,434,416	(1)	5.1%
James E. Davison, Jr.	Common Units	4,008,265	(6)	14.3%
Gareth Roberts	Common Units	10,000		*
Grant E. Sims	Common Units	1,000	(7)	*
Ronald T. Evans	Common Units	11,000		*
Herbert I. Goodman	Common Units	2,000		*
Susan O. Rheney	Common Units	700		*
Phil Rykhoek	Common Units	5,000		*
J. Conley Stone	Common Units	2,000		*
Ross A. Benavides	Common Units	9,283		*
Karen N. Pape	Common Units	3,386		*
All directors and executive officers as a group (14 in total)	Common Units	5,487,050		19.5%

*	Less than 1%.
(1)

Based on a Schedule 13G filed with the SEC on August 3, 2007. Each of Davison Petroleum Products, L.L.C. and Davison Transport, Inc. has disclaimed beneficial ownership of any Common Units owned by the other party, or by Transport Company, an Arkansas corporation, Davison Terminal Service, Inc., a Louisiana corporation, Sunshine Oil and Storage, Inc., a Louisiana corporation and James E. Davison, an individual. Each of James E. Davison, Jr., Steven K. Davison and Todd A. Davison own 33 1/3% of each of Davison Petroleum Products, L.L.C., Davison Transport, Inc. but is deemed to have no individual voting or dispositive power over the securities owned by any of these entities due to the requirement for a majority vote to take any action with respect to the Common Units held by each entity.

(2)	Denbury Resources Inc. owns, directly or indirectly, 100% of Denbury Gathering & Marketing, Inc., the sole shareholder of our general partner, Genesis Energy, Inc. In connection with the hiring of Messrs. Sims, Blount and Graves in August 2006, our general partner has undertaken to negotiate definitive agreements relating to an incentive compensation arrangement to provide them with the opportunity to earn up to a 20% interest in our general partner if certain performance criteria are met. See “Beneficial Ownership of General Partner Interest” below.
(3)	Includes directors and officers of our general partner, Genesis Energy, Inc.
(4)	Based on a Schedule 13G filed with the SEC on February 13, 2007.
(5)	The mailing address for Genesis Energy, Inc. and all officers and directors, other than James E. Davison and James Davison, Jr., is 500 Dallas, Suite 2500, Houston, Texas, 77002. The mailing address for James E. Davison and James Davison, Jr. is 2000 Farmerville Hwy., Ruston, LA 71270.
(6)	Representing a 33 1/3% interest in of each of Davison Petroleum Products, L.L.C., Davison Transport, Inc. and Transport Company, which together hold 12,024,794 Common Units.
(7)	Common units are held by Mr. Sims’ father. Mr. Sims disclaims beneficial ownership of these units.

Beneficial Ownership of General Partner Interest

Genesis Energy, Inc. owns all of our 2% general partner interest and all of our incentive distribution rights, in addition to 7.4% of our common units. Genesis Energy, Inc. is a wholly-owned subsidiary of Denbury Gathering & Marketing, Inc., which is an indirect wholly-owned subsidiary of Denbury Resources Inc. In connection with the hiring of Messrs. Sims, Blount and Graves in August 2006, our general partner has undertaken to negotiate definitive agreements relating to an incentive compensation arrangement to provide them with the opportunity to earn up to a 20% interest in our general partner if certain performance criteria are met. Those performance criteria primarily relate to the dollar amount of expenditures for acquisitions we consummate (including development projects, but excluding acquisitions from Denbury and its affiliates) provided such expenditures earn (using a look-back provision) a specified minimum, un-levered return on investment.

THE AMENDMENT PROPOSAL

We are proposing to amend certain provisions of our partnership agreement in the manner specifically set forth in Amendment No. 1 to the Fourth Amended and Restated Limited Partnership Agreement (annexed to the accompanying proxy statement as Annex A), which we refer to as the “Amendment Proposal,” to allow any affiliated persons or group who hold more than 20% of outstanding voting units to vote on all matters on which holders of our common units have the right to vote, other than matters relating to the succession, election, removal, withdrawal, replacement or substitution of our general partner and to clarify and expand the concept of “group”.

We are submitting the Amendment Proposal in connection with our recent acquisition of certain energy-related businesses owned by affiliates of the Davison family of Ruston, Louisiana, for approximately $618 million (net of cash acquired at closing and subject to final purchase price adjustments). In that transaction, the Davison parties received approximately 50% of the acquisition consideration in the form of common units (or 13,459,209 common units representing approximately 47.5% of our outstanding units after giving effect to that issuance). Our current partnership agreement does not allow persons holding more than 20% of our voting units (such as the Davisons) to vote on any matters on which holders of our common units have the right to vote. As part of that transaction, we agreed to call a unitholders’ meeting to recommend that our unitholders approve an amendment to our partnership agreement that would allow the Davisons to vote those units on all matters on which holders of our voting units have a right to vote other than matters relating to the succession, election, removal, withdrawal, replacement or substitution of our general partner.

Our board of directors is recommending a vote in favor of the Amendment Proposal as being in the best interest of our unitholders and our partnership as the expanded right to vote and the expanded concept of “group” would apply equally to all persons or groups of persons who hold more than 20% of our voting units, not just the Davisons. Our voting limitation provision, including the contemplated revised definition of the term “group” helps to protect the integrity of our partnership governance structure by ensuring that our general partner and its affiliates retain control of us as contemplated by our partnership agreement. In the absence of such a provision, a person our group of persons who are not affiliated with our general partner could amass a large block of common units and effectively disrupt our operations and, possibly, remove and/or replace our general partner without the consent of other unitholders or our general partner.

We continue to believe that it is important to protect the integrity of our partnership governance structure, including limiting the ability of a person or group of persons from amassing a large block of our voting units and voting to remove and/or replace our general partner. However, we also recognize that a broad voting limitation of the type currently contained in our partnership agreement has some disadvantages, particularly in the highly competitive midstream acquisition market that exists today. Almost all of the limited partnerships, or MLPs, that compete with us for acquisitions have a 20% voting limitation feature, but many of them also provide for certain exceptions to that limitation. Some common exceptions include an exception for any person or group of persons (i) who obtained approval from the board of directors of the MLP (or its general partner, as applicable) prior to acquiring such units or (ii) who obtained such units from the general partner of the MLP or any affiliate of such general partner. We believe that MLPs that can grant an exception to their unitholder voting limitation provision have an advantage over us in the acquisition market because they can issue a block of units in excess of 20% of their then outstanding units in connection with an acquisition, and the seller/investor in such a transaction would have full or modified voting rights. If we were competing with such an MLP for an acquisition, we would not be able to provide the seller/investor with units that would have any voting rights, which could cause us to lose that acquisition to another MLP competitor, even though we might be willing to offer an equal or greater purchase price to the seller/investor. The Amendment Proposal would further protect the integrity of our partnership governance structure by expanding the category of persons who could be considered to be part of a group.

To satisfy our commitments to the Davisons and to avoid a future risk to our ability to complete future transactions because of unacceptable delays or our potential inability to issue units with full voting rights, we are recommending that you approve the Amendment Proposal, which puts us on more equal footing and brings our governance structure more in line with many of the recently formed publicly traded partnerships, or MLPs, with whom we compete for acquisitions and other investment capital on a regular basis.

The Amendment Proposal, if approved, will allow holders of more than 20% of our outstanding voting units to have more influence, and more appropriately align voting rights with their substantial ownership interest and investment in the partnership. We believe that the Amendment Proposal described above is in the best interests of our unitholders and the partnership and will provide the following advantages:

•	bringing our governance structure more in line with many other MLPs and modernize that structure;

•

providing flexibility to our management to consider transactions in which all or a portion of the acquisition consideration could be voting units that have fewer voting restrictions (i.e., voting restrictions limited only to matters relating to the succession, election, removal, withdrawal, replacement or substitution of our general partner).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL

OF THE AMENDMENT PROPOSAL

THE INCENTIVE PLAN PROPOSAL

Adoption of the Genesis Energy, Inc. 2007 Long-Term Incentive Plan

On September 18, 2007, the board of directors of our general partner adopted, upon recommendation of the Compensation Committee of our board of directors, and subject to the approval of our unitholders, the Genesis Energy, Inc. 2007 Long-Term Incentive Plan (the “2007 Plan”) and authorized us to reserve up to 1,000,000 common units for issuance under the 2007 Plan.

Purposes

Our general partner believes that the 2007 Plan is in the best interests of the partnership, general partner, its affiliates, and the partnership’s unitholders and should be approved for the following reasons:

•

The 2007 Plan will provide a means to assist our general partner and its affiliates in retaining the services of employees and, possibly, our directors providing services to the partnership, our general partner and its affiliates and provide incentives for them to devote their best efforts to our general partner and the partnership;

•

The 2007 Plan is intended to provide a means whereby employees and, possibly, directors providing services to the partnership, our general partner and any of its affiliates may develop a sense of proprietorship and personal involvement in the development and financial success of the partnership through the award of phantom units, and/or distribution equivalent rights; and

•	The 2007 Plan allows for various forms of equity or equity-based awards, providing flexible incentives to employees and, possibly, our directors.

Although the general partner has no current intent to make award of grants to our directors, the Plan allows such grants to be made, which would become available if in the future the general partner determines that making such awards to directors is appropriate and in our best interests.

Description of the 2007 Plan

The following is a brief description of the principal features of the 2007 Plan. A copy of the 2007 Plan is attached hereto as Annex B, and you should refer to the 2007 Plan for details regarding the awards that may be made under the 2007 Plan.

Phantom Units. Phantom units are notional units that can be granted under the 2007 Plan representing an unfunded and unsecured promise to deliver a unit, subject to certain restrictions (including, without limitation, a requirement that a participant remain continuously employed or provide continuous services for a specified period of time).

Distribution Equivalent Rights. Distribution equivalent rights are rights to receive an amount of cash equal to all or a designated portion (whether by formula or otherwise) of the cash distributions made by the partnership with respect to a unit during a specified period. Distribution equivalent rights may be granted alone or in combination with another award.

Administration. The 2007 Plan will be administered by the Compensation Committee, whose powers will include, but will not be limited to, (i) designating participants in the 2007 Plan; (ii) determining the type of awards to be granted to participants; (iii) determining the number of units to be covered by any award; (iv) determining the terms and conditions of any award; (v) determining whether, to what extent, and under what circumstances any awards may be vested, settled, or forfeited (including accelerating the vesting of any such awards). Subject to adjustment as provided in the 2007 Plan, the total number of units that may be awarded to participants is 1,000,000. To the extent an award is forfeited or otherwise terminates without delivery of units, the units subject to such award shall again become available for grant to the extent of the cancellation. Units withheld to satisfy tax withholding obligations will be considered to have been delivered to participants and, therefore, may not be subject to future awards hereunder.

The units to be awarded under the 2007 Plan will be obtained by our general partner through purchases made on the open market, from the partnership, from any affiliates of our general partner or from any other person; however, it is generally intended that units are to be acquired from the partnership. We reimburse our general partner for its costs attributable to all awards of phantom units that are made to employees working in our businesses and directors serving on our board of directors.

Eligibility. Employees and directors who perform services for the partnership, or our general partner or any of its respective affiliates are eligible to participate in the 2007 Plan. The 2007 Plan does not provide any particular individual the right to be designated as a participant.

Awards. Awards may be granted either alone or in addition to, in tandem with, or in substitution for any other awards under the 2007 Plan or awards granted under any other plan of our general partner or any of its affiliates, in the discretion of the Compensation Committee. Awards granted in addition to or in tandem with other awards under the 2007 Plan or awards granted under any other plan of our general partner or any of its affiliates may be granted either at the same time as or at a different time from the grant of such awards under the 2007 Plan or other awards. Awards may be granted to participants under the 2007 Plan for no cash payment or for such consideration as the Compensation Committee may set, including services or such minimal cash consideration as may be required by applicable law. No units may be delivered pursuant to the 2007 Plan until our general partner has received full payment of any amount required to be paid pursuant to the 2007 Plan or pursuant to the award agreement. Payments may be made (i) in cash, (ii) by withholding from the vesting or settlement of any units that number of units having a fair market value equal to such amount, or (iii) in any combination of (i) and (ii).

Transferability. No award may be assigned, alienated, pledged attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of the descent and distribution.

Amendments. The 2007 Plan may be amended or terminated at any time by the board of directors of our general partner or the Compensation Committee; however, under the rules of the primary stock exchange upon which the units are listed, any material amendment, such as a material increase in the number of units available under the 2007 Plan or a change in the types of awards available under the 2007 Plan, will also require the approval of the unitholders.

Term. If the 2007 Plan is approved, it will be effective until the tenth anniversary of the date the unitholders approve the 2007 Plan or, if earlier, the time of termination of the 2007 Plan by the board of directors of our general partner or the Compensation Committee.

Change in Control. Unless provided otherwise in the award agreement, in the event of a change in control (as defined in the 2007 Plan), all restrictions on the phantom units granted under the 2007 Plan prior to the change in control will automatically lapse.

Tax Effects of Awards Under the 2007 Plan

Phantom Units. The recipient of a phantom unit award will not recognize income at the time of the grant of his or her award. Rather, upon delivery of the units, the participant will have taxable compensation equal to the fair market value of the number of units the participant actually receives with respect to the award. Since the partnership is not a taxable entity for federal income tax purposes, the amount of taxable compensation to the participant will be treated as deductions allocated among the partners of the partnership in accordance with the partnership agreement.

Distribution Equivalent Rights. There will generally be no federal income tax consequences as a result of the award of a distribution equivalent right. When distribution equivalent payments are made in cash, the participant generally will recognize ordinary income. Since the partnership is not a taxable entity for federal income tax purposes, the amount of taxable compensation to the participant will be treated as deductions allocated among the partners of the partnership in accordance with the partnership agreement.

New Plan Benefits

NEW PLAN BENEFITS

Genesis Energy, Inc. 2007 Long-Term Incentive Plan

Name and Position	Dollar Value ($)	Number of Phantom Units Granted(1)
Grant E Sims, CEO	None	—
Ross A Benavides, CFO & General Counsel	$227,500.00	—
Karen Pape, SVP and Controller	$200,000.00	—
Executive Group(2)	$427,500.00	—
Non-Executive Director Group	None	—
Steven Nathanson President TDC, L.L.C.	$250,000.00	—
Sid Moller, President, Davison Companies	$155,000.00	—
Phillip Fuller, General Manager, Commercial Risk Management	$85,250.00	—
John Landers, President, Fuel Masters	$25,000.00	—
James Landers, Vice President, Fuel Masters	$25,000.00	—
Non-Executive Officer Employee Group	$537,750.00	—

(1)	The number of phantom units granted cannot be determined at this time because it will be determined by dividing the fair market value of a unit on the date of the grant (i.e., the date the unitholders approve the 2007 Plan) by the dollar value of the award, which is based on a specific percentage of the grantee’s base salary. These phantom unit awards have been granted contingent upon, and effective as of the approval of the 2007 Plan by our unitholders.
(2)	Grant E. Sims, as our Chief Executive Officer, is a member of our Executive Group and is also a member of our board of directors. Our general partner has no current intent to make award of grants to Mr. Sims because our general partner has undertaken to negotiate definitive agreements relating to an incentive compensation arrangement with Mr. Sims. See “Beneficial Ownership of General Partner Interest” above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL

OF THE INCENTIVE PLAN PROPOSAL

THE ADJOURNMENT PROPOSAL

The adjournment proposal is a proposal to adjourn the special meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Amendment Proposal or the Incentive Plan Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL

OF THE ADJOURNMENT PROPOSAL.

THE SPECIAL MEETING

Time and Place

The special meeting will be held on December 18, 2007, beginning at 10:00 a.m. local time at our offices at 500 Dallas, Suite 2500, Houston, Texas, 77002.

Purpose

At the special meeting, our unitholders will consider and vote upon:

•

a proposal to amend certain provisions of our partnership agreement in the manner specifically set forth in Amendment No. 1 to the Fourth Amended and Restated Limited Partnership Agreement (which is annexed to the accompanying proxy statement as Annex A), and which we refer to as the “Amendment Proposal,” to allow any affiliated persons or group who hold more than 20% of our outstanding voting units to vote on all matters on which holders of our voting units have the right to vote, other than matters relating to the succession, election, removal, withdrawal, replacement or substitution of our general partner and to clarify and expand the concept of “group”;

•

a proposal to approve the terms of the Genesis Energy, Inc. 2007 Long Term Incentive Plan, which provides for awards of our units and other rights to our employees and, possibly, our directors of Genesis Energy, Inc. and its affiliates (the “Incentive Plan Proposal”); and

•	a proposal to adjourn the special meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals.

We are submitting the Amendment Proposal in connection with our recent acquisition of certain energy-related businesses owned by affiliates of the Davison family of Ruston, Louisiana, for approximately $560 million. In the acquisition transaction, the Davison parties received approximately 50% of the acquisition consideration in the form of common units (or 13,459,209 common units representing approximately 47.5% of our outstanding units after giving effect to that issuance). Our current partnership agreement does not allow persons holding more than 20% of our voting units (such as the Davisons) to vote on any matters on which holders of our common units have the right to vote. As part of that transaction, we agreed to call a unitholders’ meeting to recommend that our unitholders approve an amendment to our partnership agreement that would allow the Davisons to vote those units on all matters on which holders of our voting units have a right to vote other than matters relating to the succession, election, removal, withdrawal, replacement or substitution of our general partner.

Record Date

Our general partner has fixed the close of business on November 2, 2007 as the record date for the determination of holders of our common units entitled to notice of, and to vote at, the special meeting or any postponements or adjournments thereof. Only holders of record of units at the close of business on the record date are entitled to notice of, and to vote at, the special meeting. A complete list of such record unitholders will be available for inspection in our offices at Genesis Energy, L.P., 500 Dallas, Suite 2500, Houston, Texas 77002, during normal business hours upon written demand by any holder of our units.

Holders Entitled to Vote

All unitholders who owned our units at the close of business on the record date, November 2, 2007, are entitled to receive notice of the special meeting and to vote the units that they held on the record date at the special meeting, or any postponements or adjournments of the special meeting, subject to limitations in our partnership agreement. Each unitholder is entitled to one vote for each unit owned on all matters to be considered. On September 30, 2007, 28,318,532 units were issued and outstanding.

Vote Required

Under our partnership agreement, the Amendment Proposal requires approval by at least a majority (but excluding persons or groups beneficially owning 20% or more of our outstanding common units) of the outstanding units. Under the rules of the American Stock Exchange, the Incentive Plan Proposal requires approval of the majority of the votes cast at the special meeting. An abstention, broker non-vote, or the failure to vote at all will have the effect of a negative vote for the purposes of votes required to obtain the majority in interest needed to approve the Amendment Proposal under our Partnership Agreement, but will not be considered a vote in favor nor a vote against the Incentive Plan Proposal when counting votes cast under the rules of the American Stock Exchange.

Approval of a proposal to adjourn or postpone the special meeting requires the affirmative vote of the holders of a majority of common units represented in person or by proxy at the meeting and entitled to vote on the proposal. Abstentions in this matter will have the effect of negative votes.

A properly executed proxy submitted without voting instructions will be voted (except to the extent that the authority to vote has been withheld) FOR the Amendment Proposal FOR the Incentive Plan Proposal and FOR approval of the proposal to grant discretionary authority to the persons named as proxies to vote to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies. Genesis Energy Inc., our general partner owns 2,094,323 of our units as of September 30, 2007. Our general partner is contractually obligated to vote those units in favor of the Amendment Proposal under the terms of the Davison acquisition agreements and has stated its intention to do so and recommends that limited partners vote to approve the proposal. Because the approval of the proposal by our general partner is not sufficient to approve the proposal, we encourage you to take part in the decision process by voting by proxy or at the special meeting.

Quorum

If a majority (excluding persons or groups (such as the Davisons) beneficially owning 20% or more of our outstanding common units) of our outstanding units on the record date are present in person or by proxy at the special meeting, that will constitute a quorum and will permit us to conduct the proposed business at the special meeting. Your units (excluding, persons or groups (such as the Davisons) beneficially owning 20% or more of our outstanding common units) will be counted as present at the special meeting if you are present and vote in person at the meeting or have properly submitted a proxy card. Proxies received but marked as abstentions will be counted as units that are present and entitled to vote for purposes of determining a quorum. If an executed proxy is returned by a broker or other nominee holding units in “street name” indicating that the broker does not have discretionary authority as to certain units to vote on the proposal, such units will be considered present at the meeting for purposes of determining the presence of a quorum but will not be considered entitled to vote. An abstention, broker non-vote, or the failure to vote at all will have the effect of a negative vote for the purposes of votes required to approve the proposals under our partnership agreement, but not for the purpose of the vote required under the rules of the American Stock Exchange. Due to the terms our partnership agreement and the transaction agreements related to the Davison acquisition, the units held by the members of the Davison family and their affiliates will not be characterized as “outstanding” under our partnership agreement, and accordingly, will not be considered at the meeting for any purpose, including determination of a quorum, voting or adjournment.

Revocation of Proxies

To change your vote after you have submitted your proxy card, send in a later-dated, signed proxy card to us or attend the special meeting and vote in person. You may also revoke your proxy by sending in a notice of revocation to us at the address set forth in the notice. Please note that attendance at the special meeting will not by itself revoke a previously granted proxy. If you have instructed your broker or other nominee to vote your units, you must follow the procedure your broker or nominee provides to change those instructions.

Solicitation

The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by us. In addition to the use of the mails, proxies may be solicited by employees of the general partner, without additional remuneration, by mail, phone, fax or in person. We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our units as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. We have retained Georgeson Inc. (a proxy solicitor) to aid in the solicitation of proxies, and we expect to pay a total of approximately $10,000, plus out-of-pocket expenses, for solicitation services. Your cooperation in promptly signing and returning the enclosed proxy card will help to avoid additional expense.

Adjournment

Our general partner or its representative may adjourn the special meeting to another date and/or place for any purpose, including, without limitation, for the purpose of soliciting additional proxies. In addition, our partnership agreement provides that, in the absence of a quorum, the special meeting may be adjourned from time to time by the affirmative vote of a majority of the outstanding units represented either in person or by proxy.

No Unitholder Proposals

Your units do not entitle you to make proposals at the special meeting. Under our partnership agreement, only our general partner can make a proposal at the meeting. Our partnership agreement establishes a procedure for calling meetings whereby limited partners owning 20% or more of the outstanding units of the class for which a meeting is proposed may call a meeting. In any case, limited partners are not allowed to vote on matters that would cause the limited partners to be deemed to be taking part in the operation, management and control of the business and affairs of the partnership. Doing so would jeopardize the limited partners’ limited liability under the Delaware Revised Uniform Limited Partnership Act (“Delaware Act”) or the law of any other state in which we are qualified to do business.

Dissenters’ Rights

We were formed as a limited partnership under the laws of the State of Delaware, including the Delaware Act. Under those laws, dissenters’ rights are not available to our unitholders with respect to the matters to be voted on at the special meeting.

HOUSEHOLDING MATTERS

Unitholders who share a single address will receive only one proxy statement at that address unless we have received instructions to the contrary from any unitholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a unitholder of record residing at such an address wishes to receive a separate copy of this proxy statement or of future proxy statements (as applicable), he or she may contact Ross A. Benavides at (713) 860-2528 or write to Investor Relations, Genesis Energy, L.P., 500 Dallas, Suite 2500, Houston, Texas 77002. We will deliver separate copies of this proxy statement promptly upon written or oral request. If you are a unitholder of record receiving multiple copies of our proxy statement, you can request householding by contacting us in the same manner. If you own your units through a bank, broker or other unitholder of record, you can request additional copies of this proxy statement or request householding by contacting the unitholder of record.

FORWARD-LOOKING STATEMENTS

This proxy statement contains statements that constitute “forward-looking statements” within the meaning of the various provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements, other than historical facts, included in this document that address activities, events or developments that we expect or anticipate will or may occur in the future, including things such as plans for growth of the business, future capital expenditures, competitive strengths, goals, references to future goals or intentions and other such references are forward-looking statements. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. They use words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “position,” “projection,” “strategy” or “will” or the negative of those terms or other variations of them or by comparable terminology. In particular, statements, expressed or implied, concerning future actions, conditions or events or future operating results or the ability to generate sales, income or cash flow are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results are beyond our ability or the ability of our affiliates to control or predict. Specific factors that could cause actual results to differ from those in the forward-looking statements include demand for, the supply of, changes in forecast data for, and price trends related to crude oil, liquid petroleum, natural gas and natural gas liquids or “NGLs” in the United States, all of which may be affected by economic activity, capital expenditures by energy producers, weather, alternative energy sources, international events, conservation and technological advances; throughput levels and rates; changes in, or challenges to, our tariff rates; our ability to successfully identify and consummate strategic acquisitions, make cost saving changes in operations and integrate acquired assets or businesses into our existing operations; service interruptions in our liquids transportation systems, natural gas transportation systems or natural gas gathering and processing operations; shut-downs or cutbacks at refineries, petrochemical plants, utilities or other businesses for which we transport crude oil, natural gas or other products or to whom we sell such products; changes in laws or regulations to which we are subject; our inability to borrow or otherwise access funds needed for operations, expansions or capital expenditures as a result of existing debt agreements that contain restrictive financial covenants; loss of key personnel; the effects of competition, in particular, by other pipeline systems; hazards and operating risks that may not be covered fully by insurance; the condition of the capital markets in the United States; loss of key customers; the political and economic stability of the oil producing nations of the world; and general economic conditions, including rates of inflation and interest rates. You should not put undue reliance on any forward-looking statements. When considering forward-looking statements, please review the risk factors described under “Risk Factors” discussed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2006 and in our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2007, and in our subsequent periodic reports filed with the Securities and Exchange Commission. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein may not occur.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual, quarterly and special reports and other information with the SEC. You may read and copy any of these documents at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings also are available to the public at the SEC’s website at www.sec.gov. Our units are listed on the American Stock Exchange. Reports and other information concerning us may be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006. You may also request a copy of our filings by contacting our Investor Relations Department at (713) 860-2500 or write to us at Genesis Energy, L.P., 500 Dallas, Suite 2500, Houston, Texas 77002, Attention: Investor Relations. Our filings are also available on our website at www.genesiscrudeoil.com.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this proxy statement and prior to the date of the special meeting, to the extent that they update the information included herein or incorporated by reference above, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement. We will provide you, without charge, a copy of any of the information incorporated by reference in this proxy statement (excluding exhibits) by first class mail or other equally prompt means within one business day of receiving a written request directed to us at:

Investor Relations Department

Genesis Energy, L.P.

500 Dallas, Suite 2500

Houston, Texas 77002

or by calling us at:

(713) 860-2500

ANNEX A

AMENDMENT NO. 1 TO THE FOURTH AMENDED AND RESTATED AGREEMENT OF

LIMITED PARTNERSHIP OF GENESIS ENERGY, L.P.

The definitions of “Associate”, “Group” and “Outstanding” contained in the Fourth Amended and Restated Agreement of Limited Partnership of Genesis Energy, L.P. shall be amended and restated as follows:

“Associate” means, when used to indicate a relationship with any Person, (a) any corporation, organization or other entity of which such Person is a director, officer, manager or partner, or serves in a similar capacity, or is directly or indirectly the owner of 20% or more of the beneficial interests in such entity or of any class of voting stock or other voting interest therein; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse.

“Group” means a particular Person and its Affiliates or Associates, together with any other Person and the other Person’s Affiliates and Associates, if both Persons (directly or indirectly through any of their Affiliates or Associates) beneficially own Partnership Securities, and such Persons (directly or indirectly through any of their Affiliates or Associates) have any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to any such Person in response to a proxy or consent solicitation made to 10 or more Persons) or disposing of any Partnership Securities. For purposes of the definition of “Outstanding,” a Group will be considered the beneficial owner of any Partnership Securities directly or indirectly owned by any member of the Group.

“Outstanding” means, with respect to Partnership Securities, all Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership’s books and records as of the date of determination; provided, however, that if at any time any Person, together with its Affiliates, Associates or any Group (other than in each instance, the General Partner or its Affiliates), beneficially owns 20% or more of any Outstanding Partnership Securities of any class then Outstanding, all Partnership Securities so owned by such Person and its Affiliates and Associates, or by such Group or any member of such Group, shall not be considered to be Outstanding in any context relating to matters pertaining to the succession, election, removal, withdrawal, replacement or substitution of the General Partner, specifically including voting upon any such matters (unless otherwise required by law), or when in connection with any such matters (i) sending notices of a meeting of Limited Partners to vote on any such matter (unless otherwise required by law), (ii) calculating required votes, (iii) determining the presence of a quorum, or (iv) for other similar purposes under this Agreement, except that such Partnership Securities shall be considered to be Outstanding for purposes of Section 11.1(b)(iv) (such Partnership Securities shall not, however, be treated as a separate class of Partnership Securities for purposes of this Agreement).

A marked version of the amendments, showing the changes from the existing partnership agreement, is shown below:

“Associate” means, when used to indicate a relationship with any Person, (a) any corporation ~~or~~, organization or other entity of which such Person is a director, officer, manager or partner, or serves in a similar capacity, or is~~,~~ directly or indirectly~~,~~ the owner of 20% or more of the beneficial interests in such entity or of any class of voting stock or other voting interest therein; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse~~, who has the same principal residence as such Person~~.

“Group” means a particular Person ~~that with or through any of~~and its Affiliates or Associates ~~has~~, together with any other Person and the other Person’s Affiliates and Associates, if both Persons (directly or indirectly through any of their Affiliates or Associates) beneficially own Partnership Securities, and such Persons (directly

A-1

or indirectly through any of their Affiliates or Associates) have any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to any such Person in response to a proxy or consent solicitation made to 10 or more Persons) or disposing of any Partnership Securities ~~with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Partnership Securities~~. For purposes of the definition of “Outstanding,” a Group will be considered the beneficial owner of any Partnership Securities directly or indirectly owned by any member of the Group.

“Outstanding” means, with respect to Partnership Securities, all Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership’s books and records as of the date of determination; provided, however, that if at any time any Person ~~or~~, together with its Affiliates, Associates or any Group (other than in each instance, the General Partner or its Affiliates), beneficially owns 20% or more of any Outstanding Partnership Securities of any class then Outstanding, all Partnership Securities so owned by such Person ~~or Group shall not be voted on any matter and~~and its Affiliates and Associates, or by such Group or any member of such Group, shall not be considered to be Outstanding ~~when~~in any context relating to matters pertaining to the succession, election, removal, withdrawal, replacement or substitution of the General Partner, specifically including voting upon any such matters (unless otherwise required by law), or when in connection with any such matters (i) sending notices of a meeting of Limited Partners to vote on any such matter (unless otherwise required by law), (ii) calculating required votes, (iii) determining the presence of a quorum, or (iv) for other similar purposes under this Agreement, except that such Partnership Securities shall be considered to be Outstanding for purposes of Section 11.1(b)(iv) (such Partnership Securities shall not, however, be treated as a separate class of Partnership Securities for purposes of this Agreement).

A-2

ANNEX B

FORM OF GENESIS ENERGY, INC. 2007 LONG TERM INCENTIVE PLAN

SECTION 1. Purpose of the Plan. The Genesis Energy, Inc. 2007 Long-Term Incentive Plan, as established hereby (the “Plan”), is intended to promote the interests of, Genesis Energy, L.P., a Delaware limited partnership (the “Partnership”) and Genesis Energy, Inc., the general partner of the Partnership (the “General Partner”), by encouraging employees and directors of the General Partner and its Affiliates who perform services for the Partnership, the General Partner or their respective Affiliates to acquire or increase their equity interests in the Partnership and to provide a means whereby such individuals may develop a sense of proprietorship and personal involvement in the development and financial success of the Partnership, and to encourage them to remain with the General Partner and its Affiliates and to devote their best efforts to the General Partner and the Partnership.

SECTION 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to a Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, such Person. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Award” means a Phantom Unit or DER granted under the Plan.

“Award Agreement” means the written or electronic agreement reflecting the specific terms and conditions an Award granted under the Plan.

“Board” means the Board of Directors of the General Partner.

“A Change in Control” shall be deemed to have occurred on the earliest of the following dates:

(i) The date any entity or person (including a “group” within the meaning of Section 13(d)(3) of the Exchange Act, or any comparable successor provisions), other than the owners of the General Partner at the time this Plan is adopted, shall have become the beneficial owners of, or shall have obtained voting control over, fifty percent (50%) or more of the then outstanding shares of the General Partner; or

(ii) The closing date of any transaction to sell or otherwise dispose of substantially all of the assets of the Partnership or to merge or consolidate the Partnership with or into another partnership or corporation, in which the Partnership is not the continuing or surviving partnership or corporation, or pursuant to which any Units would be converted into cash, securities or other property of another partnership (except if the General Partner or its successor is the general partner of such partnership) or corporation.

“Committee” means the Compensation Committee of the Board.

“DER” means a contingent right granted under Section 7(b) of the Plan to receive an amount of cash equal to all or a designated portion (whether by formula or otherwise) of the cash distributions made by the Partnership with respect to a Unit during a specified period.

“Director” means a “non-employee director,” as defined in Rule 16b-3, of the General Partner.

“Employee” means any employee of the General Partner or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the closing sales price of a Unit on the primary stock exchange upon which the Units are listed on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event Units are not publicly traded at the time a determination of Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made in good faith by the Committee.

“Participant” means any Employee or Director granted an Award under the Plan.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Phantom Unit” means a notional unit granted under Section 7(a) of the Plan representing an unfunded and unsecured promise to deliver a Unit, subject to certain restrictions (including, without limitation, a requirement that a Participant remain continuously employed or provide continuous services for a specified period of time).

“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Unit” means a Unit of the Partnership.

SECTION 3. Effective Date. The Plan shall be effective on the date it is approved by the affirmative vote of the Unitholders of a majority of the voting Units of the Partnership present, or represented, and entitled to vote at a meeting of the Unitholders duly held in accordance with the applicable laws of the State of Delaware (the “Effective Date”).

SECTION 4. Administration. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum; provided, that such majority must include at least one Committee member who is a representative of the majority owner of the General Partner, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be vested, settled or forfeited and accelerate the vesting of any such Awards; (vi) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the General Partner, the Partnership, any Affiliate, any Participant, and any beneficiary thereof.

SECTION 5. Units Available for Awards.

(a) Units Available. Subject to adjustment as provided in Section 5(c), the number of Units with respect to which Awards may be granted under the Plan is 1,000,000. To the extent an Award is forfeited or otherwise terminates without the delivery of Units, the Units covered by such Award, to the extent of such forfeiture or termination, shall again be Units with respect to which Awards may be granted. Units withheld to satisfy tax withholding obligations of the General Partner or an Affiliate shall be considered to have been delivered under the Plan for this purpose and therefore may not be subject to future Awards hereunder.

(b) Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market or from any Affiliate, the Partnership or any other Person, or any combination of the foregoing, as determined by the Committee in its discretion. If, at the time of the vesting of an Award of Phantom Units, the General Partner is prohibited, because of rules and/or regulations promulgated by the Securities and Exchange Commission or any stock exchange upon which the Units are listed, from delivering Units to the Participant that would be obtained from the Partnership or an Affiliate, then delivery of such Units to the Participant in connection with the vesting of such Participant’s Award of Phantom Units shall be delayed until such reasonable time as the General Partner is entitled to acquire, and does acquire, Units in the open market or becomes able to acquire such Units from the Partnership, an Affiliate or an other Person.

(c) Adjustments. In the event the Committee determines that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Units (or other securities or property) with respect to which Awards may be granted, and (ii) the number and type of Units (or other securities or property) subject to outstanding Awards; provided, that the number of Units subject to any Award shall always be a whole number; provided, further, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustments under this Section 5 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The General Partner shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

SECTION 6. Eligibility. Any Employee or Director who performs services for the Partnership or the General Partner or any of their respective Affiliates shall be eligible to be designated a Participant.

SECTION 7. Awards.

(a) Phantom Units. The Committee shall have the authority to determine the Employees and Directors to whom Phantom Units shall be granted, the number of Phantom Units to be granted to each such Participant, the period during which the Award remains subject to forfeiture, the conditions under which the Phantom Units may become vested or forfeited, and such other terms and conditions as the Committee may establish with respect to such Award.

(b) DERs. The Committee shall have the authority to determine the Employees and Directors to whom DERs shall be granted, the number of DERs to be granted to each such Participant, the period during which the Award remains subject to forfeiture, the limits, if any, or portion of a DER that is payable, the conditions under which the DERs may become vested or forfeited, the applicable payment dates and form of payment, and such other terms and conditions as the Committee may establish with respect to such Award.

(c) General.

(i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other

Award granted under the Plan or any award granted under any other plan of the General Partner or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the General Partner or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(ii) Limits on Transfer of Awards. No Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the General Partner or any Affiliate.

(iii) Unit Certificates. All certificates for Units or other securities of the Partnership delivered under the Plan pursuant to any Award or settlement thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(iv) Consideration for Grants. Awards may be granted for no cash consideration payable by a Participant or for such consideration payable by a Participant as the Committee determines including, without limitation, services or such minimal cash consideration as may be required by applicable law.

(v) Delivery of Units or other Securities and Payment by Participant of Consideration. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement is received by the General Partner. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, (i) cash, (ii) withholding from the vesting or settlement of any Units that number of Units having a fair market value equal to such amount, or (iii) any combination of (i) and (ii); provided, that the combined value, as determined by the Committee, of all cash and cash equivalents and the fair market value of any such property so tendered to, or withheld by, the General Partner, as of the date of such tender, is at least equal to the full amount required to be paid to the General Partner pursuant to the Plan or the applicable Award Agreement.

SECTION 8. Change In Control. Unless otherwise provided in the Award Agreement, upon a Change in Control, all restrictions on the Phantom Units granted under this Plan prior to such Change in Control shall automatically lapse.

SECTION 9. Amendment and Termination. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a) Amendments to the Plan. Except as required by applicable law or the rules of the principal securities exchange on which the Units are traded and subject to Section 9(b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any partner, Participant, other holder or beneficiary of an Award, or other Person.

(b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 5(c), in any Award shall materially reduce the benefit of such Award to the Participant holding such Award without the consent of such Participant.

SECTION 10. Term of the Plan. Following the Effective Date, the Plan shall continue in effect until the earliest of (a) the termination of the Plan by action of the Board or the Committee or (b) the 10th anniversary of the Effective Date. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date and shall continue to be governed by the terms of this Plan.

SECTION 11. General Provisions.

(a) No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each Participant.

(b) Termination of Employment or Service. For purposes of the Plan, unless the Award Agreement provides to the contrary, a Participant shall not be deemed to have terminated employment with the General Partner and its Affiliates or membership from the Board, as applicable, until such date as such Participant is no longer an Employee of the General Partner or an Affiliate or has ceased to be a member of the Board.

(c) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the General Partner or any Affiliate as applicable. Further, the General Partner or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in the Plan or any Award Agreement shall operate or be construed as constituting an employment agreement with any Participant and each Participant shall be an “at will” employee, unless such Participant has entered into a separate written employment agreement with the General Partner or an Affiliate.

(d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware, without giving effect to its principles of conflicts of law.

(e) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(f) Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of any securities exchange, or entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the General Partner by a Participant, other holder or beneficiary in connection with the issuance or transfer of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(g) No Trust Fund Created; Unsecured Creditors. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the General Partner or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the General Partner or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the General Partner or the Affiliate.

(h) No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and any such fractional Units or any rights thereto shall be terminated, or otherwise eliminated, without the payment of any consideration therefor.

(i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j) Tax Withholding. A Participant may satisfy any U.S., federal, state or local tax withholding obligation relating to the acquisition of his or her Award by any of the following means (in addition to the General Partner’s right to withhold or to direct withholding from any compensation paid to such Participant by the General Partner or any of its Affiliates) or by a combination of such means: (i) tendering cash payment or surrendering already owned Units of the Partnership having a fair market value equal to the withholding obligation, or (ii) authorizing the General Partner or its Affiliates to withhold Units from Units otherwise deliverable to such Participant as a result of the settlement, lapse of restrictions or any payment or transfer under an Award (but no more than the minimum required statutory withholding liability). If the Participant fails to pay the foregoing tax withholding liability, the General Partner may withhold from the number of Units otherwise issuable or deliverable pursuant to the settlement of an Award, a number of Units with a fair market value equal to such withholding liability (but no more than the minimum required statutory withholding liability).

(k) Facility Payment. Any amounts payable hereunder to any Person under legal disability or who, in the judgment of the Committee, is unable to properly manage his or her financial affairs, may be paid to the legal representative of such Person, or may be applied for the benefit of such person in any manner which the Committee may select, and the General Partner and its Affiliates shall be relieved of any further liability for payment of such amounts.

(l) Participation by Affiliates. In making Awards to Employees employed by an Affiliate of the General Partner, the Committee shall be acting on behalf of the Affiliate, and to the extent the General Partner has an obligation to reimburse the Affiliate for compensation paid to Employees for services rendered for the benefit of the General Partner, such payments or reimbursement payments may be made by the General Partner directly to the Affiliate, and, if made to the General Partner, shall be received by the General Partner as agent for the Affiliate, or to the extent the Affiliate has an obligation to reimburse the General Partner for compensation paid to Employees for services rendered for the benefit of the Affiliate, such payments or reimbursement payments may be made by the Affiliate directly to the General Partner, and, if made to the Affiliate, shall be received by the Affiliate as agent for the General Partner.

As adopted by the Board of Directors of

Genesis Energy, Inc. on September 18, 2007.

GENESIS ENERGY, L.P.

500 Dallas, Suite 2500

Houston, Texas, 77002

YOUR VOTE IS IMPORTANT

Please complete, date, sign and mail

your proxy card in the envelope provided

as soon as possible.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

FOR THE SPECIAL MEETING OF UNITHOLDERS OF

GENESIS ENERGY, L.P.

This Proxy Is Solicited On Behalf Of The Board Of Directors of Genesis Energy, Inc., the general partner of Genesis Energy, L.P.

P R O X Y	The undersigned hereby appoints Grant E. Sims and Ross A. Benavides (together, the “Proxies”), and each of them, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote at the Special Meeting of Unitholders of Genesis Energy, L.P. (the “Company”), to be held at the Company’s offices at 500 Dallas, Suite 2500, Houston, Texas, 77002 on December 18, 2007 at 10:00 a.m., and at any adjournments and postponements thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

This proxy, when properly signed, will be voted in the manner directed herein by the undersigned Unitholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE AMENDMENT PROPOSAL, THE INCENTIVE PLAN PROPOSAL AND THE PROPOSAL TO ADJOURN THE SPECIAL MEETING TO A LATER DATE, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF THE FOREGOING PROPOSALS.

IMPORTANT – PLEASE SIGN AND RETURN PROMPTLY.

GENESIS ENERGY, L.P. OFFERS UNITHOLDERS OF RECORD

THREE WAYS TO VOTE YOUR PROXY

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-800-786-5219, 24 hours a day, 7 days a week. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you direct. Available 24 hours a day, 7 days a week until 11:59 p.m. Central Standard Time on December 17, 2007.

Visit the Internet voting Web site at http://proxy.georgeson.com.

Enter the COMPANY NUMBER and CONTROL NUMBER shown below and follow the instructions on your screen. You will incur only your usual Internet charges. Available 24 hours a day, 7 days a week until 11:59 p.m. Central Standard Time on December 17, 2007.

Simply sign and date your proxy card and return it in the postage-paid envelope to Georgeson Inc., Wall Street Station, P.O. Box 1102, New York, NY 10269-0667. If you are voting by telephone or the Internet, please do not mail your proxy card.

COMPANY NUMBER	CONTROL NUMBER

Ú DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED ONLY IF YOU ARE VOTING BY MAIL Ú

☒	Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL ITEMS LISTED.
	FOR	AGAINST	ABSTAIN

Amendment Proposal to allow any affiliated persons or group who hold more than 20% of our outstanding voting units to vote on all matters on which holders of our voting units have the right to vote, other than matters relating to the succession, election, removal, withdrawal, replacement or substitution of our general partner and to clarify and expand the concept of “group”.	☐	☐	☐
	FOR	AGAINST	ABSTAIN

Incentive Plan Proposal to approve the terms of the Genesis Energy, Inc. 2007 Long Term Incentive Plan.	☐	☐	☐
	FOR	AGAINST	ABSTAIN

Proposal to adjourn the special meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the forgoing proposals.	☐	☐	☐

Dated:	, 2007

Signature:

Signature, if held jointly

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

PLEASE PROMPTLY COMPLETE, DATE, SIGN, AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.
If you have any questions or need assistance, please contact Georgeson Inc., our Proxy Solicitor, at 1-800-368-9818.